UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 15, 2006

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IGI, INC.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-08568	01-0355758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

105 Lincoln Avenue Buena, New Jersey 08310
(Address of Principal Executive Offices) (Zip Code)

(856) 697-1441
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      On December 29, 2006, IGI, Inc. (the "Company") entered into a letter agreement (the "Letter Agreement") with Univest Management EPSP, c/o Frank Gerardi, Trustee ("Univest"). Pursuant to the Letter Agreement, the maturity date of the secured promissory note, dated December 12, 2005, in favor of Univest in the principal amount of $1,000,000 was extended until January 31, 2007. Mr. Gerardi is the Chairman and Chief Executive Officer of the Company and he is the trustee of, and controls Univest.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in "Item 1.01 Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 5.02(b), (c), (e) Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

      On December 28, 2006, the Company announced that Rajiv Mathur would serve as its President and Chief Executive Officer commencing January 4, 2007, replacing Frank Gerardi, whose employment as Chief Executive Officer will terminate effective December 31, 2006. Mr. Gerardi will remain as Chairman of the Board.

      Mr. Mathur has served as Vice President Skin Care, Cardinal Health Topical Technologies, a pharmaceutical distribution and marketing company, since 2001 and was head of the Company's Research and Development team from 1992 to 2001. Mr. Mathur holds an MBA and a Bachelor of Science, Pharmacy.

      Mr. Mathur is party to a three year employment agreement executed November 15, 2006, pursuant to which he will serve as President and Chief Executive Officer of the Company commencing January 1, 2007 at an annual salary of $292,000, with a minimum of a 3.5% increase in pay on each of January 1, 2008 and January 1, 2009. The agreement automatically extends for additional one year periods unless a notice of non-renewal is sent by either party 180 days prior to the end of the term. If Mr. Mathur's employment is terminated due to death, disability, by the Company without cause (as defined), upon non-renewal of the agreement by the Company at any time, or if Mr. Mathur terminates his employment within six months after a change of control (as defined) , he is to receive severance of one year's salary and continuation of health and dental benefits until the earlier of one year after termination or his coverage commencing under another employer's health plan. Mr. Mathur is to be granted options to purchase 500,000 shares of stock on January 1, 2007, with an exercise price based on the average closing price of the Company's common stock during the thirty day period prior to the grant date. Options with respect to 250,000 shares vesting on the first anniversary of employment and options with respect to the other 250,000 shares vesting on the second anniversary of employment.

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      Mr. Mathur is entitled to a $750 month automobile allowance and relocation expenses not to exceed $75,000. The Company, at its discretion, may grant Mr. Mathur a bonus each year of employment up to 100% of base compensation. Mr. Mathur will also be granted a one time bonus of $50,000 if employed by the Company on September 17, 2007.

      Mr. Mathur's employment agreement was originally executed on November 15, 2006. It was agreed that he would not give his employer notice until December, 2006. He subsequently indicated he would not serve, but later rescinded that decision, which rescission was accepted by the Company. His appointment was based on his availability to commence employment, which condition was met, when he gave his employer notice on December 22, 2006. The Company received written confirmation that he gave notice to his prior employer on December 26, 2006.

Item 8.01. Other Events.

      On December 21, 2006, the Company reconstituted its Nominating Committee, Audit Committee and Organization and Compensation Commiteees so that the members of each such committee are now Terrence O'Donnell, Sunil Pai and Steve Morris.

Item 9.01. Financial Statements and Exhibits.

10.1 Letter Agreement, dated December 29, 2006 between IGI, Inc. and Univest Management EPSP, c/o Frank Gerardi, Trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI, INC.

	By:	/s/ Frank Gerardi

Frank Gerardi
Chairman & Chief Executive Officer

Date: December 29, 2006

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement, dated December 29, 2006 between IGI, Inc. and Univest Management EPSP, c/o Frank Gerardi, Trustee.

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